EXHIBIT 99.1

Technical Communications Corporation Reports Results for the Three and Nine Months Ended June 25, 2022

CONCORD, Mass., Aug. 05, 2022 (GLOBE NEWSWIRE) -- Technical Communications Corporation (OTCQB: TCCO) today announced its results for the three and nine months ended June 25, 2022. The Company reported a net loss of $(842,000), or $(0.45) per share, on revenue of $146,000 for the quarter ended June 25, 2022, compared to a net loss of $(490,000), or $(0.27) per share, on revenue of $426,000 for the quarter ended June 26, 2021. For the nine months ended June 25, 2022, the Company reported a net loss of $(1,978,000), or $(1.07) per share, on revenue of $1,135,000, compared to a net loss of $(1,161,000), or $(0.63) per share, on revenue of $1,209,000 for the nine months ended June 26, 2021.

Carl H. Guild Jr., President and CEO of Technical Communications Corporation, commented, “The Company continues to be impacted by the international COVID pandemic. Customers have been reluctant to have in-person meetings and performance demonstrations, which are necessary to consummate sales. We are seeing opportunities starting to open up and are hopeful this trend will continue and allow us to begin recovery in the near future.”

About Technical Communications Corporation

For over 60 years, TCC has specialized in superior-grade secure communications systems and customized solutions, supporting our CipherONE® best-in-class criteria, to protect highly sensitive voice, data and video transmitted over a wide range of networks. Government entities, military agencies and corporate enterprises in over 115 countries have selected TCC's proven security to protect their communications. Learn more: www.tccsecure.com.

Statements made in this press release or as may otherwise be incorporated by reference herein that are not purely historical constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to statements regarding anticipated operating results, future earnings, and the ability to achieve growth and profitability. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, including but not limited to the impact of the COVID-19 pandemic (including on customers) and governmental responses thereto; the effect of domestic and foreign political unrest; domestic and foreign government policies and economic conditions; changes in export laws or regulations; changes in technology; the ability to hire, retain and motivate technical, management and sales personnel; the risks associated with the technical feasibility and market acceptance of new products; changes in telecommunications protocols; the effects of changing costs, exchange rates and interest rates; and the Company's ability to secure adequate capital resources. Such risks, uncertainties and other factors could cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. For a more detailed discussion of the risks facing the Company, see the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended September 25, 2021 and its Quarterly Reports on Form 10-Q for the quarters ended March 26, 2022 and December 25, 2021 and the “Risk Factors” section included therein.

Technical Communications Corporation
Condensed consolidated statements of operations

Quarter Ended
6/25/2022	6/26/2021
(Unaudited)	(Unaudited)

Net revenue	$146,000	$426,000
Gross profit (loss)	(36,000)	99,000
S, G & A expense	451,000	478,000
Product development costs	319,000	108,000
Operating loss	(806,000)	(487,000)
Net loss	(842,000)	(490,000)
Net loss per share:
Basic	$(0.45)	$(0.27)
Diluted	$(0.45)	$(0.27)

Nine Months Ended
6/25/2022	6/26/2021
(Unaudited)	(Unaudited)

Net revenue	$1,135,000	$1,209,000
Gross profit	105,000	486,000
S, G & A expense	1,498,000	1,420,000
Product development costs	504,000	695,000
Operating loss	(1,896,000)	(1,629,000)
Grant income	-	474,000
Net loss	(1,978,000)	(1,161,000)
Net loss per share:
Basic	$(1.07)	$(0.63)
Diluted	$(1.07)	$(0.63)

Condensed Consolidated Balance Sheets

                6/25/2022        9/25/2021
         (Unaudited)         (derived from audited Financial statements)

Quarter Ended
6/25/2022	9/25/2021
(Unaudited)	(derived from audited Financial statements)

Cash and cash equivalents	$37,000	$298,000
Accounts receivable - trade	22,000	281,000
Inventory	1,094,000	1,157,000
Other current assets	194,000	170,000
Total current assets	1,347,000	1,906,000
Property and equipment, net	1,000	4,000
Right-of-use asset	288,000	407,000

Total assets	$1,636,000	$2,317,000

Current operating lease liability	$163,000	$158,000
Current portion of long-term debt	2,353,000	1,000,000
Accounts payable	146,000	106,000
Customer deposits	33,000	45,000
Accrued expenses and other current liabilities	264,000	265,000
Total current liabilities	2,959,000	1,574,000

Long term operating lease liability	126,000	248,000
Notes payable	147,000	150,000

Total liabilities	3,232,000	1,972,000
Total stockholders’ equity (deficit)	(1,596,000)	345,000
Total liabilities and stockholders’ equity	$1,636,000	$2,317,000

Contact:

Michael P. Malone
Chief Financial Officer
(978) 287-5100
www.tccsecure.com